Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0472 F: +1 202.637.3593 cynthiabeyea@ eversheds-sutherland.com

Exhibit 28(i)(2)

October 30, 2017

VIA EDGAR

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	USCF Mutual Funds Trust (the “Trust”) File Nos. 333-214468 and 811-23213 Post-Effective Amendment No. 2

Commissioners:

We hereby consent to the reference to our name under the captions “Legal Counsel” in the Prospectus and Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Cynthia R. Beyea

Cynthia R. Beyea

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